STATE OF NORTH CAROLINA
COUNTY OF WAKE
                                              SECOND AMENDMENT OF EMPLOYEE DEATH
                                                     BENEFIT AND POST-RETIREMENT
                                       NONCOMPETITION AND CONSULTATION AGREEMENT

                  THIS SECOND AMENDMENT OF EMPLOYEE DEATH BENEFIT AND POST-RETIREMENT NONCOMPETITION AND CONSULTATION AGREEMENT ("Second Amendment"), made and entered into and effective as of the 1st day of January, 1999, by and between THE FIDELITY BANK, a North Carolina banking corporation with its principal place of business in Fuquay-Varina, Wake County, North Carolina (hereinafter referred to as "Employer"); and HAYWOOD A. LANE, JR. (hereinafter referred to as "Employee");

                              W I T N E S S E T H:
                  WHEREAS, in recognition of Employee's contribution to the growth, management and development of Employer and in order to limit Employee's availability to other employers or entities in competition with Employer following Employee's retirement from employment with Employer, Employer and Employee entered into that certain Employee Death Benefit and Post-Retirement Noncompetition and Consultation Agreement, dated as of the 10th day of November, 1986, as amended by a First Amendment of Employee Death Benefit and Post-Retirement Noncompetition and Consultation Agreement, dated as of January 29, 1996, both of which are incorporated herein by reference (hereinafter referred to collectively as the "Agreement"), which Agreement was executed pursuant to a benefit plan adopted by Employer as of November 10, 1986, for the senior executive officers of Employer; and,


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                  WHEREAS, Employer now desires to enter into Phase III of such benefit plan, pursuant to which Employer desires to increase the benefits payable to Employee, as set forth in the Agreement, by amending said Agreement pursuant to Paragraph 12 thereof, such increased benefits to be effective as of the date of this Second Amendment.
                  NOW, THEREFORE, for and in consideration of the mutual promises and undertakings herein set forth, the parties hereto do agree as follows:
                  1. Paragraph 2 of the Agreement hereby is deleted in its entirety and the following replacement Paragraph 2 is inserted in lieu thereof:
                  "2. DEATH BENEFITS. In the event Employee dies while employed by Employer prior to Employee's Retirement Date, Employer will pay the sum of Eighty-Five Thousand Five Hundred and No/100 Dollars ($85,500.00) per year, payable in monthly installments of Seven Thousand One Hundred Twenty-Five and No/100 Dollars ($7,125.00) for a period of ten (10) years, to such individual or individuals as Employee shall have designated in writing filed with Employer or, in the absence of such designation, to the Estate of Employee. The first payment shall be made not later than two (2) months following Employee's death. Payments hereunder shall be payable each month without deductions and the recipient shall be solely responsible for the payment of all income and other taxes and assessments applicable on said payments."

                  2. The first paragraph of Paragraph 3 of the Agreement hereby is deleted in its entirety and the following replacement first paragraph of Paragraph 3 is inserted in lieu thereof:

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

                  "3. CONSULTATION PAYMENTS. In the event Employee retires from employment on Employee's Retirement Date, Employee shall be paid by Employer the sum of One Thousand Seven Hundred Eighty-One and 25/100 Dollars ($1,781.25) per month, beginning not later than two (2) months after Employee's Retirement Date, for a period of ten (10) years following Employee's Retirement Date or until death, whichever first occurs. Such monthly payments shall be paid for and in consideration of Employee's Consultation Services, as provided herein; such sum to be payable to Employee whether or not Employee's Consultation Services have been utilized by Employer. Consultation Payments hereunder shall be payable each month without deductions and Employee agrees to be solely responsible for the payment of all income and other taxes out of said funds and all Social Security, self-employment and any other taxes or assessments, if any, applicable on said compensation."

                  3. The first paragraph of Paragraph 4 of the Agreement hereby is deleted in its entirety and the following replacement first paragraph of Paragraph 4 is inserted in lieu thereof:

                  "4. NONCOMPETITION PAYMENTS. In the event Employee retires from employment on Employee's Retirement Date, Employee shall be paid by Employer the sum of Five Thousand Three Hundred Forty-Three and 75/100 Dollars ($5,343.75) per month, beginning not later than two (2) months after Employee's Retirement Date, for a period of ten (10) years following Employee's Retirement Date or until death, whichever first occurs. Such monthly payments shall be paid for and in consideration of Employee's Covenant Not To Compete as provided herein. Noncompetition Payments hereunder shall be payable each month without deductions and Employee agrees to be solely responsible for the payment of all income or other taxes or assessments, if any, applicable on said payments."

                  4. Paragraph 5 of the Agreement hereby is deleted in its entirety and the following replacement Paragraph 5 is inserted in lieu thereof:


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

                  "5. CONTINUATION OF PAYMENTS. Upon Employee's death during said ten (10) year period of payments hereunder, the sum of Seven Thousand One Hundred Twenty-Five and No/100 Dollars ($7,125.00) per month shall be paid to Employee's designated beneficiary or Employee's Estate, as applicable, beginning the first calendar month following the date of Employee's death and continuing thereafter until the expiration of said ten
                  (10) year period. Once the Consultation and/or Noncompetition Payments are begun, whether paid by Employer or as otherwise provided herein, the maximum payment period under this Agreement is ten (10) years. Payments hereunder shall be payable each month without deductions and the recipient shall be solely responsible for all income and other taxes and assessments applicable on said payments."

                  5. All of the remaining terms and conditions of the Agreement which are not expressly amended by this Second Amendment shall remain in full force and effect.
                  IN TESTIMONY WHEREOF, Employer has caused this Second Amendment to be executed in its corporate name by its Chairman, attested by its Secretary and its corporate seal to be affixed hereto, all within the authority duly given by its Board of Directors, and Employee has hereunto set his hand and adopted as his seal the typewritten word "SEAL" appearing beside his name, as of the day and year first above written.

                                            THE FIDELITY BANK



                                       By:      /s/ Billy T. Woodard
                                                ---------------------------
                                                Billy T. Woodard, Chairman


Attest:


/s/ Betty K. Hedgepath
---------------------------------
Betty K. Hedgepath, Secretary



                                                /s/ Haywood A. Lane, Jr.
                                                --------------------------------
(SEAL)                                              Haywood A. Lane, Jr.







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